Exhibit 10.01

LEAPFROG ENTERPRISES, INC.

STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, LeapFrog Enterprises, Inc. (the “Company”) has granted you a nonstatutory stock option to purchase the number of shares of the Company’s Class A Common Stock (“Class A Common Stock”) indicated in your Grant Notice at the exercise price indicated in your Grant Notice.

This option (i) is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) is not subject to, and is granted outside of, the Company’s 2002 Equity Incentive Plan; and (iii) is granted pursuant to the June 5, 2008 approval by the Company’s stockholders of the Company’s option exchange program.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service (as defined in Section 10) as an Employee of the Company.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Class A Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for certain capitalization adjustments, as provided in Section 9.

3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Class A Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Class A Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Class A Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Class A Common Stock (either by actual delivery or attestation) either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value (as defined in Section 10) on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Class A Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Class A Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

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4. WHOLE SHARES. You may exercise your option only for whole shares of Class A Common Stock.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Class A Common Stock issuable upon such exercise are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such shares of Class A Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant (as set forth in the Grant Notice) and expires on July 5, 2016; provided, however, that in accordance with the provisions of the Employment Agreement (as defined in your Grant Notice), the term of your option shall expire prior to the foregoing expiration date if your employment with the Company terminates prior to such date, as set forth in the Employment Agreement.

7. EXERCISE.

(a) You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require, all in a manner consistent with the procedures approved by the Board for exercise of stock options by other senior executives of the Company.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Class A Common Stock are subject at the time of exercise, or (3) the disposition of shares of Class A Common Stock acquired upon such exercise.

8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

9. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Class A Common Stock subject to your option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), your option will be appropriately adjusted in the class(es) and number of shares and price per share of securities subject to the option. The Board of Directors of the Company (the “Board”) shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

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(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, your option shall terminate immediately prior to the completion of such event.

(c) Corporate Transaction. In the event of a Corporate Transaction (as defined in Section 10), any surviving corporation or acquiring corporation may assume your outstanding option or may substitute a similar stock award for your outstanding option (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of your option or substitute a similar stock award for only a portion of your option. In the event that any surviving corporation or acquiring corporation does not assume your outstanding option or substitute a similar stock award for your outstanding option, then unless otherwise provided by the Board, you may exercise your option (to the extent vested) prior to the effective time of the Corporate Transaction, and your option shall terminate if not exercised prior to the effective time of the Corporate Transaction.

(d) Change in Control. Upon the occurrence of a Change in Control (as defined in Section 10), the shares subject to your option shall become fully vested as of the date the Change in Control occurs, provided that your Continuous Service (as defined in Section 10) as an Employee of the Company has not terminated prior to such date.

10. DEFINITIONS. For purposes of this Stock Option Agreement, the following terms shall have the following definitions:

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Continuous Service” means that your service with the Company or an Affiliate, whether as an Employee, Director or consultant, is not interrupted or terminated. A change in the capacity in you render service to the Company or an Affiliate as an Employee, Director or consultant or a change in the entity for which you render such service, provided that there is no interruption or termination of your service with the Company or an Affiliate, shall not terminate your Continuous Service. For example, a change in status from an Employee of the Company to a consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service. Notwithstanding the foregoing, in the event that you terminate your service with the Company as an Employee, you shall cease vesting in your option as of such date of termination, regardless of whether you continue your service in the capacity of a Director or consultant without interruption or termination. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in your option only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of your leave of absence.

(c) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

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(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, and as a result of which the operations of the Company are no longer being conducted; or

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition.

(d) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Class A Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(e) “Director” means a member of the Board of Directors of the Company.

(f) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(g) “Entity” means a corporation, partnership or other entity.

(h) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C)

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an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(i) “Fair Market Value” means, as of any date, the value of the Class A Common Stock determined as follows:

(i) If the Class A Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Class A Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Class A Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Class A Common Stock, the Fair Market Value shall be determined by the Board based upon an independent appraisal in compliance with Section 409A of the Code.

(j) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or consultant for the Company or an Affiliate.

12. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Class A Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Class A Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of

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Class A Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Class A Common Stock shall be withheld solely from fully vested shares of Class A Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Class A Common Stock or release such shares of Class A Common Stock from any escrow provided for herein unless such obligations are satisfied.

13. NOTICES. Any notices provided for in your option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14. CHOICE OF LAW. Your option shall be governed by, and construed in accordance with the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

15. AMENDMENT OF OPTION. The Board, at any time, and from time to time, may amend the terms of your option; provided, however, that the rights under your option shall not be impaired by any such amendment unless you consent in writing.

16. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the term of your option, the Company shall keep available at all times the number of shares of Class A Common Stock required to satisfy your Option.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over your option such authority as may be required to grant your option and to issue and sell shares of Class A Common Stock upon exercise of your option; provided, however, that this undertaking shall not require the Company to register under the Securities Act the option or any Class A Common Stock issued or issuable pursuant to the option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Class A Common Stock under the option, the Company shall be relieved from any liability for failure to issue and sell Class A Common Stock upon exercise of the option unless and until such authority is obtained.

17. GOVERNING DOCUMENT. Your option is subject to all the provisions of the Employment Agreement (as defined in the Grant Notice). In the event of any conflict or inconsistency between the provisions of your option and those of the Employment Agreement, the Employment Agreement shall govern. In the event of any conflict or inconsistency between the Stock Option Agreement and the Grant Notice, the provisions of the Grant Notice shall govern.

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